Exhibit 5.1

Partners:
Paul Aherne	**
Brett Basdeo	***
John Cartwright	*
John Crook	*
Mark Cummings	*****
Natalie Curtis	****
James Gaden	****
Kevin Ho	****
Kristen Kwok	**
Wing Lam	*
William Lee	*
Thomas Pugh	*****
Andrew Randall	**
Victoria Raymond	*
Wei Ching Teo	******

31 October 2025	Our Ref: MRC/KH/A6545-H27564

Adagene Inc.

c/o Vistra (Cayman) Limited
PO Box 31119
Grand Pavilion, Hibiscus Way
802 West Bay Road
Grand Cayman KY1-1205
Cayman Islands

Dear Sir or Madam

Adagene Inc.

We have acted as Cayman Islands legal advisers to Adagene Inc. (the "Company") in connection with the Registration Statement (as defined in Schedule 1), to be filed with the Securities and Exchange Commission (the "Commission") relating to the registration under the U.S. Securities Act of 1933, as amended, of 10,625,000 Ordinary Shares of a par value of US$0.000 each (the "Ordinary Shares") in the share capital of the Company, to be offered and resold by the selling shareholder identified in the Registration Statement. We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this opinion nor upon matters of fact or the commercial terms of the transactions the subject of this opinion.

Based upon the examinations and assumptions stated herein and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualification set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.	The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands.

2.	Based on our review of the Memorandum and Articles (as defined in Schedule 1), the Company has an authorised share capital of US$80,000 divided into 800,000,000 shares comprising (i) 640,000,000 ordinary shares of a nominal or par value of US$0.0001 each ("Ordinary Shares"), and (ii) 160,000,000 shares of a nominal or par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with Article 9 of the Memorandum and Articles (the "Undesignated Shares"). Based on the January Resolution (as defined in Schedule 1), a certain number of Undesignated Shares were designated as Series A Non-Voting Redeemable Convertible Preferred Shares of a nominal or par value of US$0.0001 (the "Preferred Shares") each with the rights and obligations set out in the Certificate of Designations (as defined in Schedule 1) and the January Resolution.

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T +852 2284 4566 F +852 2284 4560

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

*England and Wales; **BVI; ***Cayman Islands; ****New South Wales (Australia); *****Bermuda, ******Singapore

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3.	The issue and allotment of the Ordinary Shares described in the Registration Statement to be issued upon conversion of the Preferred Shares (the "Conversion Shares") has been duly and validly authorised and, when issued and delivered against the repurchase and cancellation of the Preferred Shares being converted in accordance with the Resolutions, and when appropriate entries have been made in the Register of Members of the Company, the Conversion Shares will be validly issued, allotted and fully paid, and there will be no further obligation on the holder of any of the Conversion Shares to make any further payment to the Company in respect of such Conversion Shares.

4.	The statements under the caption "ENFORCEABILITY OF CIVIL LIABILITIES", "TAXATION – Cayman Islands Taxation" and "LEGAL MATTERS" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and further consent to all references to our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ WALKERS (HONG KONG)

Walkers (hong kong)

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SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 25 February 2011, the Seventh Amended and Restated Memorandum and Articles of Association as adopted by special resolutions passed on 19 January 2021 (the "Memorandum and Articles"), in each case, of the Company, copies of which have been provided to us by the Company (together the "Company Records").

2.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry's online database, searched on 31 October 2025.

3.	A Certificate of Good Standing dated 20 June 2025 in respect of the Company issued by the Registrar of Companies in the Cayman Islands (the "Certificate of Good Standing").

4.	A copy of the executed minutes of a meeting of the board of directors of the Company held on 27 January 2025 (the "January Resolutions"), the executed minutes of a meeting of the board of directors of the Company held on 21 March 2025, the executed written resolutions of the pricing committee of the board of directors of the Company dated 20 June 2025 (together, the "Resolutions").

5.	The Company's registration statement on Form F-3 to be filed by the Company with the Commission on or about 31 October (the "Registration Statement").

6.	The certificate of designations of preferences, rights and limitations of Series A Non-Voting Redeemable Convertible Preferred Shares dated 2 July 2025 (the "Certificate of Designations").

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SCHEDULE 2

ASSUMPTIONS

1.	All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Registration Statement outside the Cayman Islands to ensure the legality, validity and enforceability of the Registration Statement have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

2.	The Resolutions are and shall remain in full force and effect and have not been and will not be rescinded or amended.

3.	The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Any translations are a complete and accurate translation of the original document they purport to translate.

4.	The Registration Statement and the documents or agreements referred to therein have been or will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the offer and resale of the Ordinary Shares and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms.

5.	We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

6.	On the date of issue of the Ordinary Shares, the Company shall have sufficient authorised but unissued share capital available.

7.	The Resolutions were: (i) duly adopted at duly convened meetings of the board of directors of the Company and such meetings were held and conducted in accordance with the Memorandum and Articles, or (ii) duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

8.	The Company has received, or will on issue of the Ordinary Shares receive, consideration in money or money’s worth for each share when issued, such consideration in any event not being less than the stated par or nominal value of each share.

9.	The Company has, or will on issue of the relevant Ordinary Shares have, offered and sold the shares in the manner contemplated by the Registration Statement and the documents or agreements referred to therein and otherwise in compliance with all applicable laws.

10.	The Memorandum and Articles are the memorandum and articles of association of the Company and are in force at the date hereof.

11.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

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12.	There are no records of the Company (other than the Company Records), agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions envisaged in the Registration Statement or restrict the powers and authority of the directors of the Company in any way or which would affect any opinion herein.

13.	No resolution voluntarily to wind up the Company has been adopted by the members of the Company and no event of a type which is specified in the Memorandum and Articles as giving rise to the winding up of the Company (if any) has in fact occurred.

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SCHEDULE 3

QUALIFICATIONS

1.	If any business of a company has been carried on with intent to defraud creditors of the company or creditors of any other person or for any fraudulent purpose, the Court may declare that any persons who were knowingly parties to the carrying on of the business of the company in such manner are liable to make such contributions, if any, to the company's assets as the Court thinks proper.

2.	The obligations of the Company may be subject to restrictions pursuant to United Nations and United Kingdom sanctions extended to the Cayman Islands by Orders in Council.

3.	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

4.	We express no opinion upon any provisions in the Memorandum and Articles or any document which contains a reference to any law or statute that is not a Cayman Islands law or statute.

5.	We render no opinion as to the specific enforcement as against the Company of covenants granted by the Company to do or to omit to do any action or other matter which is reserved by applicable law or the Company's constitutional documents to the members of the Company or to any other person.

6.	Based on the decision in the English case of Houldsworth v City of Glasgow Bank (1880) 5 App Cas 317 HL, in the event of a misrepresentation by a company on which a member relied in agreeing to subscribe for shares in such company, the member may be entitled to rescind the share subscription agreement and thereafter claim damages against such company for any additional loss suffered as a result of the misrepresentation. Such a claim for damages will not arise unless and until the member has successfully rescinded the share subscription agreement. A member may be barred from rescinding on the grounds of delay or affirmation and if such company is wound up (whether voluntarily or compulsorily), such member will lose the right to rescind the share subscription agreement. In light of recent Cayman Islands case law, it is currently uncertain whether the rule in Houldsworth remains applicable in the Cayman Islands. There are currently two conflicting decisions of the Grand Court of the Cayman Islands: In the matter of HQP Corporation Limited (in Official Liquidation) (Cause No. FSD 190 of 2021, unreported, 7 July 2023, Doyle J), Justice Doyle held, amongst other things, that Houldsworth did not apply in the Cayman Islands (meaning shareholders may in principle issue claims for misrepresentation against companies in liquidation); and In the matter of Direct Lending (in Official Liquidation) (Cause No. FSD 108 of 2019, 13 March 2024, Segal J), Justice Segal held, amongst other things, that Houldsworth did apply in the Cayman Islands and that it would be for the Cayman legislature to modify or abolish the application of the rule.

7.	The Company may be required to submit (or to cause to be submitted on its behalf) a notification and report to the Cayman Islands Department for International Tax Cooperation to ensure compliance with any obligations it may have under the laws of the Cayman Islands relating to the automatic exchange of financial account information.

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8.	Any legal person that is a Cayman Islands company, limited liability company, limited liability partnership, limited partnership, foundation company, exempted limited partnership, or any other person that may be prescribed in regulations from time to time (a "Legal Person") is subject to the Beneficial Ownership Transparency Act (as amended) of the Cayman Islands (the "BOTA"). An interest that a person holds in a Legal Person consisting of a partnership interest or shares or voting rights in the Legal Person or ultimate effective control over the management of the Legal Person (a "Relevant Interest") will be affected by a restrictions notice issued by the corporate services provider of such legal person pursuant to the BOTA (a "Restrictions Notice") if such a notice is issued by the corporate services provider. If a Restrictions Notice is issued, then: (i) any transfer or agreement to transfer the Relevant Interest shall be void; (ii) no rights shall be exercisable in respect of the Relevant Interest; (iii) no Relevant Interests may be issued in respect of the Relevant Interest or pursuant to an offer made to the person holding the Relevant Interest; and (iv) except in a liquidation, an agreement to transfer certain rights in relation to the Relevant Interest shall be void.

9.	A Restrictions Notice issued in respect of a Relevant Interest that is subject to a pre-existing security interest granted to a third party who is not affiliated with the person who holds such Relevant Interest, shall not take effect. In deciding whether to send a Restrictions Notice, a corporate service provider shall have regard to the effect of the notice on the rights of persons in respect of the Relevant Interest, including third parties, persons with a security interest over the Relevant Interest, registered shareholders and other beneficial owners. Further, a corporate services provider shall, by notice, withdraw a Restrictions Notice if the corporate services provider discovers that the rights of a third party in respect of a Relevant Interest are being unfairly affected by the Restrictions Notice.

10.	The Grand Court may, on an application by any person aggrieved by a decision of a corporate services provider to issue a Restrictions Notice, make an order giving directions for the purpose of protecting the rights of third parties, persons with a security interest over a Relevant Interest, shareholders or other beneficial owners in respect of a relevant interest, if the Court is satisfied that a restrictions notice unfairly affects those rights.